UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
HARBOR ETF TRUST
(Exact name of Registrant as Specified in Charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
111 South Wacker Drive, 34th Floor, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of each Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Harbor Corporate Culture Small Cap ETF	NYSE Arca, Inc.	92-1696333

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-255884
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, no par value per share, of Harbor Corporate Culture Small Cap ETF, a series of Harbor ETF Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 26 (Accession No. 0001193125-23-080522) filed on March 27, 2023, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
1.	Amended and Restated Agreement and Declaration of Trust dated January 26, 2022, filed with Post-Effective Amendment No. 10 on February 22, 2022
2.	Schedule A to Amended and Restated Agreement and Declaration of Trust dated December 9, 2022, filed with Post-Effective Amendment No. 24 on January 17, 2023
3.	By-Laws dated April 13, 2021, filed with initial Registration Statement on May 6, 2021
4.	Certificate of Trust of Registrant dated April 13, 2021 - filed with Pre-Effective Amendment No. 2 on September 10, 2021

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of April 5, 2023.
Harbor ETF Trust
By: /s/ Charles F. McCain

Charles F. McCain
President and Trustee